UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015 (July 2, 2015)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective July 2, 2015, Luminex Corporation (the “Company”) and Enzo Life Sciences, Inc. (“Enzo”) entered into a Settlement and License Agreement (the “Agreement”). Subject to the satisfaction of certain conditions, the Agreement will result in the entry of an order dismissing (i) with prejudice all claims, counterclaims and causes of action asserted by Enzo against the Company and (ii) without prejudice all claims, counterclaims and causes of action asserted by the Company against Enzo in the previously disclosed action in which Enzo asserted claims against the Company for infringement of United States Patent Nos. 6,992,180, 7,064,197 and 8,097,405 (together, the “Subject Patents”), captioned as Enzo Life Sciences, Inc., v. Abbott Laboratories et al., in the United States District Court for the District of Delaware (the “Litigation”). Subject to the satisfaction of certain conditions, the Agreement will also result in the entry of an order dismissing (i) with prejudice all claims, counterclaims and causes of action solely under United States Patent No. 7,064,197 asserted in the Litigation by Enzo against Abbott Laboratories, Inc. and Abbott Molecular Inc. (collectively, “Abbott”) and (ii) without prejudice all claims, counterclaims and causes of action relating solely to United States Patent No. 7,064,197 asserted by Abbott against Enzo. In addition, subject to the satisfaction of certain conditions, the Company and Enzo have agreed to release each other from certain claims related to the Subject Patents, including the claims and counterclaims asserted in the Litigation. Also pursuant to the Agreement, subject to the satisfaction of certain conditions, Enzo has agreed to release Abbott from certain claims related solely to United States Patent No. 7,064,197, including the claims asserted by Enzo against Abbott solely under United States Patent No. 7,064,197 in the Litigation.

Also pursuant to the Agreement and subject to the satisfaction of certain conditions, Enzo agreed to grant to the Company and its affiliates a fully paid, non-exclusive, generally non-transferable, worldwide license under the Subject Patents, without the right to sublicense, to make, have made, use, import, export, distribute, sell, offer for sale, and practice all processes and methods in connection with, certain Company products. The Agreement was entered into solely by way of compromise and does not constitute an admission or concession by the Company of any liability or wrongdoing. In partial consideration of the license, dismissal of litigation, releases and covenants granted by Enzo in the Agreement, the Company agreed to make a one-time payment to Enzo of approximately $7.1 million, which is anticipated to be made in the third fiscal quarter of 2015. The after tax impact of the settlement is expected to decrease net earnings for the three months ended June 30, 2015 by approximately $5.2 million and diluted earnings per share by approximately $0.12.

Forward Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance